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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


To the Board of Directors and Stockholders
Image Technology Laboratories, Inc.


We hereby consent to the inclusion in the Prospectus of this Amendment No 1 Registration Statement to the (No. 333-336787) on Form SB-2 of our report dated March 3, 2000 on the financial statements of Image Technology Laboratories, Inc. as of December 31, 1999 and 1998, and for the years then ended and for the period from January 1, 1998 (date of inception) to December 31, 1999. We also consent to the related reference to our firm under the caption "Experts" in the Prospectus of this registration Statement.




                                                J.H. COHN LLP


Roseland, New Jersey
June 5, 2000